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                                                                    Exhibit 23.8

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 1998 except for Note 14, as to which the date is March 14, 1998, with respect to the consolidated financial statements of Logic Works, Inc. for the three years ended December 31, 1997, in the Registration Statement (Form S-4 No. 333-00000) and related proxy statement/prospectus of PLATINUM technology International, inc. for the registration of 13,748,176 shares of its common stock.


                                            /s/ Ernst & Young LLP


Princeton, New Jersey
February 1, 1999